UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 12, 2012
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)  On July 12, 2012, Christopher & Banks Corporation (the “Company”) and its two subsidiaries, Christopher & Banks, Inc. and Christopher & Banks Company (collectively with the Company, the “Borrowers”), entered into a Credit Agreement (the “New Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”) as Lender.  The New Credit Facility consists of revolving loans of up to $50.0 million (subject to the limitations described below) available in U.S. Dollars and up to $10.0 million of which may be drawn in the form of standby and documentary letters of credit.  (Capitalized terms not defined herein shall have the meaning provided for in the New Credit Facility.)

Borrowings under the New Credit Facility will generally accrue interest at a margin ranging from 2.0% to 2.5% over the London Interbank Offered Rate (“LIBOR”) or 1.0% to 1.5% over Wells Fargo’s prime rate, based on the amount of Excess Availability as such term is defined in the New Credit Facility.  Letters of credit fees range from 1.5% to 2.5% depending upon Excess Availability.

The Maximum amount of Availability under the New Credit Facility is $50.0 million, provided that the amount of revolving loans and letters of credit under the New Credit Facility may not exceed the Borrowing Base.  The Borrowing Base is defined as:  (a)  the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate; plus (b)  the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of the Appraisal Percentage multiplied by the Appraised Value of Eligible Inventory (expressed as a percentage of Cost of Eligible Inventory) (provided that in no event shall Eligible In-Transit Inventory included in Eligible Inventory exceed $5 million); plus (c)  the lesser of (i) the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate, if any, and (ii) $5 million; minus (d)  the then amount of all Availability Reserves, all as more fully described in the New Credit Facility.

The New Credit Facility contains certain affirmative and negative covenants.  The affirmative covenants include certain reporting requirements, maintenance of properties, payment of taxes and insurance, compliance with laws, environmental compliance and other provisions customary in such agreements.  Negative covenants limit or restrict, among other things, secured and unsecured indebtedness, fundamental changes in the business, investments, liens and encumbrances, transactions with affiliates and other matters customarily restricted in such agreements.

The financial covenant contained in the New Credit Facility requires the Borrowers to maintain Availability at least equal to the greater of (a) ten percent (10%) of the Loan Cap and (b) $3,000,000.

The New Credit Facility contains events of default that include failure to pay principal or interest when due, failure to comply with the covenants set forth in the New Credit Facility, bankruptcy events, cross-defaults and the occurrence of a change of control, subject to the grace periods, qualifications and thresholds as specified in the New Credit Facility.  If an event of default under the New Credit Facility occurs and is continuing, the loan commitments may be terminated and the principal amount outstanding, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The obligations of the Borrowers under the New Credit Facility are secured by the assets of the Company and its subsidiaries pursuant to a Security Agreement, dated July 12, 2012 (the “Security Agreement”).  Pursuant to the Security Agreement, the Borrowers pledged substantially all of their respective assets as collateral security for the loans to be made pursuant to the New Credit Facility, including accounts owed to the Borrowers, bank accounts, inventory, other tangible and intangible personal property, intellectual property (including patents and trademarks), and stock or other evidences of ownership of 100% of all of the Company’s subsidiaries.  The Company will also grant a mortgage on its corporate headquarters building after satisfaction of related conditions.

The New Credit Facility will expire in July 2017.

The foregoing description of the New Credit Facility and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the New Credit Facility and the Security Agreement, respectively, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 8.01  Other Events.

On July 12, 2012, the Company issued a press release announcing its entry into the New Credit Facility.  A copy of the press release is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1

Second Amended and Restated Credit Agreement, dated as of July 12, 2012, among Christopher & Banks Corporation, as the Lead Borrower For The Borrowers Named Herein, The Guarantors from time to time party hereto, and Wells Fargo Bank, National Association, as Lender.

10.2

Security Agreement by Christopher & Banks Corporation, as Lead Borrower, and The Other Borrowers and Guarantors Party Hereto From Time to Time, and Wells Fargo Bank, National Association, as Lender, Dated as of July 12, 2012.

10.3	Press release, dated July 12, 2012, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Peter G. Michielutti
Peter G. Michielutti
Senior Vice President, Chief Financial Officer

Date: July 16, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1

Second Amended and Restated Credit Agreement, dated as of July 12, 2012, among Christopher & Banks Corporation, as the Lead Borrower For The Borrowers Named Herein, The Guarantors from time to time party hereto, and Wells Fargo Bank, National Association, as Lender.

10.2

Security Agreement by Christopher & Banks Corporation, as Lead Borrower, and The Other Borrowers and Guarantors Party Hereto From Time to Time, and Wells Fargo Bank, National Association, as Lender, Dated as of July 12, 2012.

10.3	Press release, dated July 12, 2012, of Christopher & Banks Corporation.